DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2024

SPARTANBURG, S.C., July 30, 2024 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its second quarter ended June 26, 2024 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "I am very pleased that for the second quarter in a row Denny's outperformed BBI Family Dining same-restaurant sales, and Keke's continued to close the gap in Florida all while navigating a very competitive environment. We are also encouraged to see these trends continuing into July, which is being bolstered by our incremental advertising investments and the expansion of our third virtual brand. Additionally, we opened our second Keke's cafe in Tennessee, as well as completed our first remodel test at our highest volume Keke's corporate location. Despite these results and staying ahead of the competition, we know the overall industry is pressured and therefore we have updated our guidance accordingly and remain confident in our strategies and initiatives.”

Second Quarter 2024 Highlights(1)

•Total operating revenue was $115.9 million compared to $116.9 million for the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** were (0.6%) compared to the equivalent fiscal period in 2023, including (0.4%) at domestic franchised restaurants and (2.6%) at company restaurants.
•Opened four restaurants, including one Keke's company location.
•Operating income was $9.1 million compared to $14.9 million for the prior year quarter.
•Adjusted franchise operating margin* was $30.8 million, or 50.0% of franchise and license revenue, and Adjusted company restaurant operating margin* was $7.2 million, or 13.2% of company restaurant sales.
•Net income was $3.6 million, or $0.07 per diluted share.
•Adjusted net income* and adjusted net income per share* were $6.9 million and $0.13, respectively.
•Adjusted EBITDA* was $20.3 million.

(1) Beginning fiscal 2024, the Company has evolved its definition of non-GAAP measures. Please see the definitions, explanations, and reconciliations further in this release.

Second Quarter 2024 Results

Total operating revenue was $115.9 million compared to $116.9 million for the prior year quarter.

Franchise and license revenue was $61.6 million compared to $62.0 million for the prior year quarter. This change was driven by decreases in franchise occupancy revenue and franchise sales, partially offset by an increase in franchise advertising revenue primarily related to higher local advertising co-op contributions for the current quarter.

Company restaurant sales were $54.3 million compared to $54.9 million for the prior year quarter primarily driven by a decrease in same-restaurant sales, partially offset by three additional Keke's equivalent units for the current quarter.

Adjusted franchise operating margin* was $30.8 million, or 50.0% of franchise and license revenue, compared to $31.6 million, or 50.9% for the prior year quarter. This margin change was primarily driven by the impact of lower sales on royalty and advertising revenues and lease terminations.

Adjusted company restaurant operating margin* was $7.2 million, or 13.2% of company restaurant sales, compared to $8.5 million, or 15.4% for the prior year quarter. This margin change was primarily due to a decrease in same-restaurant sales and increases in marketing and general liability insurance costs for the current quarter.

Total general and administrative expenses were $20.5 million compared to $20.2 million in the prior year quarter. This change was primarily due to an increase in corporate administration expense.

The provision for income taxes was $1.2 million, reflecting an effective tax rate of 25.1% for the current quarter.

Net income was $3.6 million, or $0.07 per diluted share. Adjusted net income* per share was $0.13.

The Company ended the quarter with $267.4 million of total debt outstanding, including $257.5 million of borrowings under its credit facility.

Capital Allocation

The Company invested $5.0 million in cash capital expenditures, primarily related to Keke's development.

During the quarter, the Company allocated $4.7 million to share repurchases resulting in approximately $91.0 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2024 expectations reflect management's expectations that the current consumer and economic environment will not change materially.

•Denny's domestic system-wide same-restaurant sales** between (1%) and 1% (vs. between 0% and 3%).
•Consolidated restaurant openings of 30 to 40 (vs. 40 to 50), including 12 to 16 new Keke's restaurants, with a consolidated net decline of 20 to 30 (vs. 10 to 20).
•Commodity inflation between 0% and 2%.
•Labor inflation between 3% and 4% (vs. between 4% and 5%).
•Total general and administrative expenses between $82 million and $85 million (vs. between $83 million and $86 million), including approximately $11 million (vs. $12 million) related to share-based compensation expense which does not impact Adjusted EBITDA*.
•Adjusted EBITDA* between $83 million and $87 million (vs. between $87 million and $91 million).

*    Please refer to the Reconciliation of Net Income to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimate set forth above to its most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

**     Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants.

Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the second quarter ended June 26, 2024 on its quarterly investor conference call today, Tuesday, July 30, 2024 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of June 26, 2024, the Company consisted of 1,603 restaurants, 1,528 of which were franchised and licensed restaurants and 75 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of June 26, 2024, the Denny's brand consisted of 1,541 global restaurants, 1,477 of which were franchised and licensed restaurants and 64 of which were company operated. As of June 26, 2024, the Keke's brand consisted of 62 restaurants, 51 of which were franchised restaurants and 11 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Non-GAAP Definition Changes

The Company has evolved its definition of non-GAAP financial measures starting in fiscal 2024 to provide more clarity and comparability relative to peers. Denny's Corporation management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

The Company will begin excluding legal settlement expenses, pre-opening expenses, and other items management does not consider in the evaluation of its ongoing core operating performance from adjusted operating margin*, adjusted net income*, adjusted net income per share*, and adjusted EBITDA*. In addition, the Company will no longer deduct cash payments for restructuring and exit costs, or cash payments for share-based compensation from adjusted EBITDA*. Lastly, the Company will transition to utilizing GAAP cash flows included in its SEC filed documents in lieu of a non-GAAP financial measure.

Reconciliations of these non-GAAP measures are included in the tables of this press release and a recast of historical non-GAAP financial measures can be found on the Company's website, or its most recent investor presentation.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2023 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	6/26/24	12/27/23
Assets
Current assets
Cash and cash equivalents	$1,166	$4,893
Investments	2,796	1,281
Receivables, net	19,784	21,391
Inventories	1,895	2,175
Assets held for sale	350	1,455
Prepaid and other current assets	9,215	12,855
Total current assets	35,206	44,050
Property, net	96,957	93,494
Finance lease right-of-use assets, net	5,499	6,098
Operating lease right-of-use assets, net	110,554	116,795
Goodwill	66,357	65,908
Intangible assets, net	92,563	93,428
Deferred financing costs, net	1,384	1,702
Other noncurrent assets	51,418	43,343
Total assets	$459,938	$464,818

Liabilities
Current liabilities
Current finance lease liabilities	$1,372	$1,383
Current operating lease liabilities	14,931	14,779
Accounts payable	17,224	24,070
Other current liabilities	62,600	63,068
Total current liabilities	96,127	103,300
Long-term liabilities
Long-term debt	257,500	255,500
Noncurrent finance lease liabilities	8,552	9,150
Noncurrent operating lease liabilities	107,168	114,451
Liability for insurance claims, less current portion	7,069	6,929
Deferred income taxes, net	7,029	6,582
Other noncurrent liabilities	29,736	31,592
Total long-term liabilities	417,054	424,204
Total liabilities	513,181	527,504

Shareholders' deficit
Common stock	533	529
Paid-in capital	10,135	6,688
Deficit	(13,525)	(21,784)
Accumulated other comprehensive loss, net	(34,461)	(41,659)
Treasury stock	(15,925)	(6,460)
Total shareholders' deficit	(53,243)	(62,686)
Total liabilities and shareholders' deficit	$459,938	$464,818

Debt Balances
Credit facility revolver due 2026	$257,500	$255,500
Finance lease liabilities	9,924	10,533
Total debt	$267,424	$266,033

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	6/26/24	6/28/23
Revenue:
Company restaurant sales	$54,348	$54,881
Franchise and license revenue	61,579	62,034
Total operating revenue	115,927	116,915
Costs of company restaurant sales, excluding depreciation and amortization	47,578	46,568
Costs of franchise and license revenue, excluding depreciation and amortization	33,428	30,460
General and administrative expenses	20,486	20,160
Depreciation and amortization	3,735	3,617
Goodwill impairment charges	20	—
Operating (gains), losses and other charges, net	1,565	1,176
Total operating costs and expenses, net	106,812	101,981
Operating income	9,115	14,934
Interest expense, net	4,573	4,402
Other nonoperating income, net	(224)	(666)
Income before income taxes	4,766	11,198
Provision for income taxes	1,198	2,660
Net income	$3,568	$8,538

Net income per share - basic	$0.07	$0.15
Net income per share - diluted	$0.07	$0.15

Basic weighted average shares outstanding	52,689	56,787
Diluted weighted average shares outstanding	52,787	57,051

Comprehensive income	$4,602	$10,557

General and Administrative Expenses
Corporate administrative expenses	$15,776	$15,160
Share-based compensation	2,624	2,519
Incentive compensation	1,898	1,899
Deferred compensation valuation adjustments	188	582
Total general and administrative expenses	$20,486	$20,160

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Two Quarters Ended
($ in thousands, except per share amounts)	6/26/24	6/28/23
Revenue:
Company restaurant sales	$106,690	$108,333
Franchise and license revenue	119,211	126,053
Total operating revenue	225,901	234,386
Costs of company restaurant sales, excluding depreciation and amortization	95,696	93,060
Costs of franchise and license revenue, excluding depreciation and amortization	60,802	62,847
General and administrative expenses	41,708	40,278
Depreciation and amortization	7,316	7,273
Goodwill impairment charges	20	—
Operating (gains), losses and other charges, net	1,238	(153)
Total operating costs and expenses, net	206,780	203,305
Operating income	19,121	31,081
Interest expense, net	8,993	8,907
Other nonoperating (income) expense, net	(861)	9,427
Income before income taxes	10,989	12,747
Provision for income taxes	2,730	3,612
Net income	$8,259	$9,135

Net income per share - basic	$0.16	$0.16
Net income per share - diluted	$0.16	$0.16

Basic weighted average shares outstanding	52,879	57,212
Diluted weighted average shares outstanding	53,002	57,423

Comprehensive income	$15,457	$11,511

General and Administrative Expenses
Corporate administrative expenses	$30,968	$29,339
Share-based compensation	5,400	5,613
Incentive compensation	4,421	4,286
Deferred compensation valuation adjustments	919	1,040
Total general and administrative expenses	$41,708	$40,278

DENNY’S CORPORATION
Reconciliation of Net Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of operating performance on a period-to-period basis. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses adjusted EBITDA, adjusted net income and adjusted net income per share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. These non-GAAP measures are adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Two Quarters Ended
($ in thousands, except per share amounts)	6/26/24	6/28/23	6/26/24	6/28/23
Net income	$3,568	$8,538	$8,259	$9,135
Provision for income taxes	1,198	2,660	2,730	3,612
Goodwill impairment charges	20	—	20	—
Operating (gains), losses and other charges, net	1,565	1,176	1,238	(153)
Other nonoperating (income) expense, net	(224)	(666)	(861)	9,427
Share-based compensation expense	2,624	2,519	5,400	5,613
Deferred compensation plan valuation adjustments	188	582	919	1,040
Interest expense, net	4,573	4,402	8,993	8,907
Depreciation and amortization	3,735	3,617	7,316	7,273
Legal settlement expenses	208	121	1,657	230
Pre-opening expenses	191	25	557	25
Other adjustments	2,640	11	2,492	3
Adjusted EBITDA	$20,286	$22,985	$38,720	$45,112

Net income	$3,568	$8,538	$8,259	$9,135
Losses and amortization on interest rate swap derivatives, net	167	82	308	10,744
Losses (gains) on sales of assets and other charges, net	526	(522)	(94)	(2,044)
Impairment charges (1)	639	—	734	129
Legal settlement expenses	208	121	1,657	230
Pre-opening expenses	191	25	557	25
Other adjustments	2,640	11	2,492	3
Tax effect (2)	(1,086)	92	(1,402)	(2,344)
Adjusted net income	$6,853	$8,347	$12,511	$15,878

Diluted weighted average shares outstanding	52,787	57,051	53,002	57,423

Net income per share - diluted	$0.07	$0.15	$0.16	$0.16
Adjustments per share	0.06	—	0.08	0.12
Adjusted net income per share	$0.13	$0.15	$0.24	$0.28

(1)	Impairment charges include goodwill impairment charges of less than $0.1 million for the quarter and year-to-date period ended June 26, 2024.
(2)
Tax adjustments for the quarter and year-to-date period ended June 26, 2024 reflect effective tax rates of 24.8%. Tax adjustments for the quarter and year-to-date period ended June 28, 2023 reflect effective tax rates of 32.5% and 25.8%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses restaurant-level operating margin, company restaurant operating margin and franchise operating margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees.

Restaurant-level operating margin is the total of company restaurant operating margin and franchise operating margin and excludes: (i) general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office; (ii) depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants; (iii) special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Company restaurant operating margin is defined as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. Adjusted company operating restaurant margin is defined as company restaurant operating margin less certain items such as legal settlement expenses, pre-opening expenses, and other items the Company does not consider in the evaluation of its ongoing core operating performance.

Franchise operating margin is defined as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue. Adjusted franchise operating margin is defined as franchise operating margin less certain items the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted restaurant-level operating margin is the total of adjusted company restaurant operating margin and adjusted franchise operating margin and is defined as restaurant-level operating margin adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Two Quarters Ended
($ in thousands)	6/26/24	6/28/23	6/26/24	6/28/23
Operating income	$9,115	$14,934	$19,121	$31,081
General and administrative expenses	20,486	20,160	41,708	40,278
Depreciation and amortization	3,735	3,617	7,316	7,273
Goodwill impairment charges	20	—	20	—
Operating (gains), losses and other charges, net	1,565	1,176	1,238	(153)
Restaurant-level operating margin	$34,921	$39,887	$69,403	$78,479

Restaurant-level operating margin consists of:
Company restaurant operating margin (1)	$6,770	$8,313	$10,994	$15,273
Franchise operating margin (2)	28,151	31,574	58,409	63,206
Restaurant-level operating margin	$34,921	$39,887	$69,403	$78,479
Adjustments (3)	3,039	157	4,706	258
Adjusted restaurant-level operating margin	$37,960	$40,044	$74,109	$78,737

(1)	Company restaurant operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.
(3)
Adjustments include legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the quarter and year-to-date period ended June 26, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	6/26/24		6/28/23
Company restaurant operations: (1)
Company restaurant sales	$54,348	100.0%	$54,881	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	13,632	25.1%	14,170	25.8%
Payroll and benefits	20,493	37.7%	20,488	37.3%
Occupancy	4,671	8.6%	4,080	7.4%
Other operating costs:
Utilities	1,695	3.1%	1,860	3.4%
Repairs and maintenance	1,008	1.9%	782	1.4%
Marketing	1,876	3.5%	1,419	2.6%
Legal settlements	208	0.4%	121	0.2%
Pre-opening costs	191	0.4%	25	0.0%
Other direct costs	3,804	7.0%	3,623	6.6%
Total costs of company restaurant sales, excluding depreciation and amortization	$47,578	87.5%	$46,568	84.9%
Company restaurant operating margin (non-GAAP) (2)	$6,770	12.5%	$8,313	15.1%
Adjustments (3)	399	0.7%	146	0.3%
Adjusted company restaurant operating margin (non-GAAP) (2)	$7,169	13.2%	$8,459	15.4%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$30,014	48.7%	$30,376	49.0%
Advertising revenue	20,788	33.8%	19,853	32.0%
Initial and other fees	2,448	4.0%	2,616	4.2%
Occupancy revenue	8,329	13.5%	9,189	14.8%
Total franchise and license revenue	$61,579	100.0%	$62,034	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$20,788	33.8%	$19,853	32.0%
Occupancy costs	5,094	8.3%	5,792	9.3%
Other direct costs	7,546	12.3%	4,815	7.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$33,428	54.3%	$30,460	49.1%
Franchise operating margin (non-GAAP) (2)	$28,151	45.7%	$31,574	50.9%
Adjustments (3)	2,640	4.3%	11	0.0%
Adjusted franchise operating margin (non-GAAP) (2)	$30,791	50.0%	$31,585	50.9%

Total operating revenue (5)	$115,927	100.0%	$116,915	100.0%
Total costs of operating revenue (5)	81,006	69.9%	77,028	65.9%
Restaurant-level operating margin (non-GAAP) (5)	$34,921	30.1%	$39,887	34.1%

(1)	As a percentage of company restaurant sales.
(2)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)
Adjustments include legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the quarter ended June 26, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

(4)	As a percentage of franchise and license revenue.
(5)	As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
($ in thousands)	6/26/24		6/28/23
Company restaurant operations: (1)
Company restaurant sales	$106,690	100.0%	$108,333	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	26,943	25.3%	28,209	26.0%
Payroll and benefits	40,967	38.4%	40,728	37.6%
Occupancy	9,244	8.7%	8,174	7.5%
Other operating costs:
Utilities	3,350	3.1%	3,917	3.6%
Repairs and maintenance	2,013	1.9%	1,671	1.5%
Marketing	3,480	3.3%	2,814	2.6%
Legal settlements	1,657	1.6%	230	0.2%
Pre-opening costs	557	0.5%	25	0.0%
Other direct costs	7,485	7.0%	7,292	6.7%
Total costs of company restaurant sales, excluding depreciation and amortization	$95,696	89.7%	$93,060	85.9%
Company restaurant operating margin (non-GAAP) (2)	$10,994	10.3%	$15,273	14.1%
Adjustments (3)	2,214	2.1%	255	0.2%
Adjusted company restaurant operating margin (non-GAAP) (2)	$13,208	12.4%	$15,528	14.3%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$59,320	49.8%	$60,403	47.9%
Advertising revenue	38,926	32.7%	39,521	31.4%
Initial and other fees	4,264	3.6%	7,606	6.0%
Occupancy revenue	16,701	14.0%	18,523	14.7%
Total franchise and license revenue	$119,211	100.0%	$126,053	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$38,926	32.7%	$39,521	31.4%
Occupancy costs	10,226	8.6%	11,464	9.1%
Other direct costs	11,650	9.8%	11,862	9.4%
Total costs of franchise and license revenue, excluding depreciation and amortization	$60,802	51.0%	$62,847	49.9%
Franchise operating margin (non-GAAP) (2)	$58,409	49.0%	$63,206	50.1%
Adjustments (3)	2,492	2.1%	3	0.0%
Adjusted franchise operating margin (non-GAAP) (2)	$60,901	51.1%	$63,209	50.1%

Total operating revenue (5)	$225,901	100.0%	$234,386	100.0%
Total costs of operating revenue (5)	156,498	69.3%	155,907	66.5%
Restaurant-level operating margin (non-GAAP) (5)	$69,403	30.7%	$78,479	33.5%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)
Adjustments include legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended June 26, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

(4)		As a percentage of franchise and license revenue.
(5)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's
Changes in Same-Restaurant Sales (1)	Quarter Ended		Two Quarters Ended		Quarter Ended		Two Quarters Ended
(Increase (decrease) vs. prior year)	6/26/24	6/28/23	6/26/24	6/28/23	6/26/24	6/28/23	6/26/24	6/28/23
Company Restaurants	(2.6)%	3.0%	(2.8%)	7.0%	(4.4)%	N/A	(2.7%)	N/A
Domestic Franchise Restaurants	(0.4)%	3.0%	(0.8%)	5.5%	(4.6)%	N/A	(4.3%)	N/A
Domestic System-wide Restaurants	(0.6)%	3.0%	(0.9%)	5.6%	(4.6)%	N/A	(4.1%)	N/A

Average Unit Sales
($ in thousands)
Company Restaurants	$774	$786	$1,517	$1,548	$447	$459	$902	$925
Franchised Restaurants	$473	$466	$930	$918	$457	$476	$929	$967

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units March 27, 2024	64	1,489	1,553	11	50	61
Units Opened	—	3	3	1	—	1
Units Refranchised	—	—	—	(1)	1	—
Units Closed	—	(15)	(15)	—	—	—
Net Change	—	(12)	(12)	—	1	1
Ending Units June 26, 2024	64	1,477	1,541	11	51	62

Equivalent Units
Second Quarter 2024	64	1,485	1,549	11	51	62
Second Quarter 2023	65	1,525	1,590	8	47	55
Net Change	(1)	(40)	(41)	3	4	7

Ending Units December 27, 2023	65	1,508	1,573	8	50	58
Units Opened	—	8	8	4	—	4
Units Refranchised	—	—	—	(1)	1	—
Units Closed	(1)	(39)	(40)	—	—	—
Net Change	(1)	(31)	(32)	3	1	4
Ending Units June 26, 2024	64	1,477	1,541	11	51	62

Equivalent Units
Year-to-Date 2024	64	1,493	1,557	10	50	60
Year-to-Date 2023	65	1,527	1,592	8	46	54
Net Change	(1)	(34)	(35)	2	4	6